Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the Aberdeen Funds:

We consent to the use of our reports for the Asia Bond Institutional Fund, Asia-Pacific (ex-Japan) Equity Institutional Fund, China Opportunities Fund, Core Fixed Income Fund (formerly Core Income Fund), Emerging Markets Fund (formerly Developing Markets Fund), Emerging Markets Institutional Fund, Equity Long-Short Fund, Global Equity Fund (formerly Select Worldwide Fund), Global Financial Services Fund, Global Fixed Income Fund, Global Small Cap Fund, International Equity Fund, International Equity Institutional Fund, Global Natural Resources Fund (formerly Natural Resources Fund), Optimal Allocations Fund: Defensive, Optimal Allocations Fund: Moderate, Optimal Allocations Fund: Moderate Growth, Optimal Allocations Fund: Growth, Optimal Allocations Fund: Specialty, Small Cap Fund, Tax-Free Income Fund, and U.S. Equity Fund, a total of twenty-two funds of the Aberdeen Funds, dated December 28, 2010, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements”  in the statement of additional information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 25, 2011